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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of World Wrestling Federation Entertainment, Inc. on Form S-1 of our report dated July 16, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Stamford, CT

July 29, 1999